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                                                                   EXHIBIT 10(u)

                              EMPLOYMENT AGREEMENT
                              --------------------

        AGREEMENT made as of the 31st day of July, 1995, by and between Bird Corporation, a Massachusetts corporation having its principal offices at 980 Washington Street, Suite 120, Dedham, Massachusetts 02026 (the "Corporation"), and Frank S. Anthony of Norfolk, Massachusetts (the "Executive").


                                  WITNESSETH:

        WHEREAS, the Executive is presently employed by the Corporation as its Vice President and General Counsel;

        WHEREAS, under the terms of the existing letter agreement dated October 15, 1984 (as amended) between the Executive and the Corporation (the "Severance Agreement"), the Executive would be entitled to certain benefits if his employment were to be terminated by the Corporation (other than for disability or cause) or by the Executive voluntarily;

        WHEREAS, the Executive is willing to continue in the employment of the Corporation and to defer his right to receive benefits under the Severance Agreement, and the Corporation wishes to continue the employment of the Executive, on the terms and conditions hereinafter set forth;

        NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

        1. EMPLOYMENT PERIOD. The Corporation hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Corporation, for the Employment Period. Unless sooner terminated pursuant to Section 4, the Employment Period shall be the period beginning on April 1, 1995 and ending on March 31, 1996. At any time within 90 days prior to the end of the initial or any subsequent Employment Period, the Executive and the Corporation may mutually agree in writing to extend the Employment Period for one year so as to terminate on March 31 of the next year.

        2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall serve as Vice President and General Counsel of the Corporation. In that capacity the Executive shall continue to perform duties substantially similar to those he has performed for the Corporation in the past and to perform such additional duties as the Board of Directors of the Corporation (the "Board") may from time to time prescribe.

                (b) Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Corporation and, to the extent necessary to discharge the responsibilities assigned to the


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Executive hereunder, to use reasonable best efforts to perform faithfully and efficiently such responsibilities. The Executive may serve on corporate, civic, or charitable boards or committees and manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder.

        3. COMPENSATION. (a) BASE SALARY. During the Employment Period, the Executive shall receive a base salary ("Base Salary") at an annual rate of $135,000, or at such higher rate as shall from time to time be fixed by the Board. The Base Salary shall be paid at such times and in such amounts as shall be consistent with the customary payroll practices of the Corporation for its key executives.

                (b) INCENTIVE, SAVINGS, AND RETIREMENT PLANS. In addition to the Base Salary payable as hereinabove provided, the Executive shall be entitled to participate, during the Employment Period, in all savings and retirement plans and programs through the qualified plans of the Corporation or through nonqualified substitutes in which the Executive has agreed to participate in lieu of the qualified plans, and all short and long-term incentive plans and programs applicable to other key executives, including without limitation the Management Incentive Compensation Plan ("MICP") as in effect from time to time.

                (c) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under each welfare benefit plan of the Corporation, including, without limitation, all medical, dental, disability, life, group life, accidental death, and travel accident insurance plans and programs of the Corporation and its affiliated companies, as in effect at any time during the Employment Period with respect to other key executives.

                (d) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Corporation as in effect at any time during the Employment Period with respect to other key executives.

                (e) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits, including without limitation the use of an automobile and payment of related expenses and the continued maintenance (without any further Company matching contributions) of the existing rabbi trust for the Executive's benefit, of which LaSalle National Trust, N.A. is Trustee, in accordance with the policies of the Corporation as in 0effect at any time during the Employment Period with respect to other key executives. At the end of the Employment Period, the Executive agrees to purchase and the Corporation agrees to sell the Company-provided automobile then used by the Executive at a

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price equal to the buy-out amount under the Company's lease of such automobile.

                (f) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the policies of the Corporation as in effect at any time during the Employment Period with respect to other key executives.

                (g) SEVERANCE BENEFITS. Under the terms of the Severance Agreement, if the employment of the Executive were to be terminated as of the date of this Agreement either by the Corporation (other than for disability or for cause) or by the Executive voluntarily for any reason (other than death), he would be entitled to receive a severance benefit in an amount equal to the sum of $377,800 plus the benefit payable under paragraph (C) of Section 4(iii) of the Severance Agreement, determined as of the applicable Date of Termination (the "Old Severance Benefit"). If the Executive shall remain in the employment of the Corporation until the end of the Employment Period on March 31, 1996 (regardless of whether the Employment Period shall then be extended), the Executive shall be entitled to receive a severance benefit in an amount equal to the sum of the benefits payable under paragraphs (B) and (C) of Section 4(iii) of the Severance Agreement, determined as of March 31, 1996 (the "New Severance Benefit"). Upon execution of this Agreement, the Company shall, as an advance against the New Severance Benefit, (i) pay the sum of $135,000 to the Executive in cash (less any amounts required to be withheld in accordance with applicable tax withholding laws and regulations) and (ii) deliver the sum of $15,000 to LaSalle National Trust, N.A., as Trustee of the Trust Agreement dated as of June 24, 1991 by and between Bird Incorporated and such Bank as Trustee, to be held as part of the Trust Fund thereunder. The sum of $150,000 shall thereafter be offset against the amount of the New Severance Benefit due on March 31, 1996. Payment of the New Severance Benefit shall satisfy in full the obligation of the Corporation to pay the Old Severance Benefit and all other obligations of the Corporation to the Executive under the Severance Agreement.

        4. TERMINATION. (a) DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Executive's death. The Corporation may terminate this Agreement, after having established the Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to the Executive written notice of its intention to terminate the Executive's employment. In such case, the Executive' s employment with the Corporation shall terminate effective 30 days after receipt of such notice (the "Disability Effective Date"), unless the Executive has previously returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means physical or mental disability which, after the expiration of more than six months after its commencement, is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Executive or the Executive's legal

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representative (such agreement to acceptability not to be unreasonably withheld).

                (b) CAUSE. The Corporation may terminate the Executive's employment for "Cause". For purposes of this Agreement, "Cause" means (i) the Executive's willful and continued failure to substantially perform assigned duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Executive by the Board, specifically identifying the manner in which the Board believes that the duties have not been substantially performed; or (ii) the Executive's willful or unlawful conduct which is demonstrably and materially injurious to the Company. For purposes of this paragraph (b), no act, or failure to act, shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Corporation.

                (c) NOTICE OF TERMINATION. Any termination by the Corporation for Cause shall be effected by Notice of Termination to the Executive given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). In the case of termination for Cause, the Notice of Termination shall not be effective unless it takes the form of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose, after reasonable notice and an opportunity for the Executive, together with counsel, to be heard before the Board, which resolution shall state that the Executive has given "Cause" within the meaning set forth above in clause (i) or (ii) of the second sentence of paragraph (b) above, and specifying the particulars thereof in detail.

                (d) DATE OF TERMINATION. "Date of Termination" means the date of the Executive's Death, the Disability Effective Date, or the date of receipt of an effective Notice of Termination or any later date specified therein, as the case may be. If the Executive's employment is terminated by the Corporation in breach of this Agreement, the Date of Termination shall be the date on which the Corporation notifies the Executive of such termination.

        5. OBLIGATIONS OF THE CORPORATION UPON TERMINATION. (a)DEATH. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under


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this Agreement other than those obligations accrued hereunder at the date of the Executive's death and the obligation to pay a severance benefit as provided in Section 5(d), below. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to those provided by the Corporation to surviving families of executives of the Corporation under such plans, programs, and policies relating to family death benefits, if any, as in effect at the time of the Executive's death with respect to other key executives and their families.

                (b) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to those provided by the Corporation to disabled employees and/or their families in accordance with such plans, programs, and policies relating to disability, if any, as in effect on the Disability Effective Date with respect to other key executives and their families.

                (c) CAUSE. If the Executive's employment shall be terminated for Cause, the Corporation shall pay the Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and shall have no further obligations to the Executive under this Agreement.

                (d) SEVERANCE BENEFITS. If, during the Employment Period ending March 31, 1996, the Executive's employment is terminated by reason of his death or Disability or the Corporation shall terminate the Executive's employment for any reason other than for Cause, the Corporation shall pay to the Executive an amount equal to the sum of the benefits payable under paragraphs (B) and (C) of Section 4(iii) of the Severance Agreement, determined as of the applicable Date of Termination, less the sum of $150,000 paid to him or for his account pursuant to Section 3(g) hereof. If, during the Employment Period ending March 31, 1996, the Executive shall voluntarily terminate his employment for any reason, the Corporation shall pay to the Executive the Old Severance Benefit, less the sum of $150,000 paid to him or for his account pursuant to Section 3(g) hereof, and the Corporation shall have no further obligation to pay the New Severance Benefit to the Executive.

                (e) LEGAL FEES AND EXPENSES. The Company shall pay to the Executive all legal fees and expenses reasonably incurred by him as a result of the termination of his employment hereunder, including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.


        6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive, or other plan or program provided by the Corporation or any of its affiliated

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companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements (other than the Severance Agreement, which is expressly superseded by this Agreement to the extent set forth herein) with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

        7. NONCOMPETITION AND CONFIDENTIAL INFORMATION. (a) During the Employment Period, and during a one-year period following any termination of his employment, the Executive shall not directly or indirectly compete with the Corporation (which shall be deemed as including any subsidiary or affiliate of the Corporation), whether as an individual proprietor or entrepreneur or as an officer, employee, partner, stockholder, or in any capacity connected with any enterprise, in any business in which the Corporation is engaged at the time of the termination of the Executive's employment, within any state or possession of the United States of America or any foreign country within which such business is then being conducted, or within which business is then specifically planned by the Corporation to be conducted. For the purpose of the preceding sentence, conducting business, doing business, or engaging in business shall be deemed to embrace sales to customers or performance of services for customers who are within a relevant geographical area, without any necessity of any presence of the Corporation therein. Nothing herein, however, shall prohibit the Executive from acquiring or holding any issue of stock or securities of any corporation which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities;
provided that at any one time he and members of his immediate family do not own more than five (5%) percent of the voting securities of any such corporation.

                (b) The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge, or data relating to the Corporation or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Corporation or any of its affiliated companies and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Corporation, the Executive shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge, or data to anyone other than the Corporation and those designated by it.

        8. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure

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to the benefit of and be enforceable by the Executive's legal representatives.

                (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors. Any successor to the Corporation shall, by an agreement in form and substance satisfactory to the Executive, expressly assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would have been required to perform.

        9. INDEMNIFICATION. The Executive shall be entitled to be indemnified by the Corporation against all liabilities, costs, and expenses reasonably incurred by or imposed upon him in connection with or resulting from his actions as an officer or employee of the Corporation to the full extent provided in the Articles of Organization and By-Laws of the Corporation as presently in effect, and no amendment to or repeal of such provisions of the Articles or By-Laws shall apply or have any effect on the right of the Executive to be indemnified for or with respect to any acts or omissions of the Executive occurring prior to such amendment or repeal.

        10. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to the Executive:
                --------------------

                Frank S. Anthony
                3 Hoover Road
                Norfolk, Massachusetts  02056

                If to the Corporation:
                ----------------------

                Bird Corporation
                1077 Pleasant Street
                Norwood, MA 02062
                Attention: President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

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                (c)     The invalidity or unenforceability of any provision of
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                (d) The Corporation may withhold from any amounts payable under this Agreement such Federal, state, or local taxes as required to be withheld pursuant to any applicable law or regulation.

                (e) Except as provided in Section 6 hereof, this Agreement contains the entire understanding of the Corporation and the Executive with respect to the subject matter hereof and supersedes all prior agreements between them with respect thereto.

                (f) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

                (g) As used in this Agreement, the term "affiliated companies" includes any company controlling, controlled by, or under common control with the Corporation.

        IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                          /s/ Frank S. Anthony
                                        ----------------------------------------
                                        Frank S. Anthony


                                        BIRD CORPORATION


                                        By:  /s/ Joseph D. Vecchiolla
                                           -------------------------------------
                                           Title: Chairman





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